UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2008

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of in Company or organization)		Identification No.)

P. O. Box 224866
Dallas, Texas	75222-4866
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
     On January 24, 2008, Belo Corp., the parent company of A. H. Belo Corporation, announced that it completed its required annual impairment testing of goodwill and other intangible assets using the methodology prescribed by Statement of Financial Accounting Standards (SFAS), 142 “Goodwill and Other Intangible Assets” and that, as a result, Belo Corp. will incur a non-cash charge to goodwill of approximately $348 million in the fourth quarter of 2007 related to goodwill impairment at The Providence Journal and The Press-Enterprise in Riverside, CA. There is no tax effect related to the impairment charge, and this non-cash charge will not affect A. H. Belo Corporation’s liquidity, cash flows from operating activities or debt covenants, or have any impact on future operations. A copy of the press release announcing the completion of impairment testing is attached as Exhibit 99.1 and (expressly including, without limitation, the press release’s last two paragraphs, regarding forward-looking statements) is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.
99.1	Press Release issued by Belo Corp. on January 24, 2008

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. H. BELO CORPORATION
Date: January 25, 2008	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release issued by Belo Corp. on January 24, 2008